UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2011

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. (the “Company”) was held on November 7, 2011.  At the meeting:

(1)	eight persons were elected to serve as directors of the Company;

(2)	the shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

(3)	the shareholders approved, on a non-binding advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers; and

(4)
the shareholders ratified the appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), A member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Set forth below, with respect to each such matter, are the number of votes cast for, number of votes cast against or withheld, as applicable, the number of abstentions, the number of broker non-votes and other applicable votes.

(1)	Election of Directors

	For	Withheld
Zeev Bronfeld	38,614,547	2,748,875
David Aviezer, Ph.D., MBA	40,347,781	75,856
Yoseph Shaaltiel, Ph.D.	41,287,982	75,536
Alfred Akirov	40,938,394	76,597
Amos Bar Shalev	40,938,364	76,627
Yodfat Harel Gross	41,286,845	76,557
Roger D. Kornberg, Ph.D.	41,288,566	74,856
Eyal Sheratzky	40,928,835	86,156

(2)	Advisory vote on executive compensation

For	Against	Abstain	Broker Nonvotes
35,934,105	1,390,374	13,261,454	10,134,468

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(3)	Advisory vote on the frequency of holding future advisory votes the compensation of the Company’s named executive officers

1 Year	2 Years	3 Years	Abstain	Broker Nonvotes
30,812,378	589,212	5,865,939	3,192,936	10,134,468

Based on these results, the Company has decided to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next required vote on the frequency of the shareholder vote on the compensation of named executive officers.

(4)	Ratification of appointment of Kesselman & Kesselman

For	Against	Abstain
49,420,086	55,730	1,119,117

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: November 8, 2011	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and Chief Executive Officer

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